UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 23, 2005

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the federal securities laws. Hospira intends that these forward-looking statements be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “project,” “intend,” “could” or similar expressions. In particular, statements regarding Hospira’s plans, strategies, prospects and expectations regarding its business are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this document only reflect Hospira’s expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond Hospira’s control, and may cause actual results and performance to differ materially from its expectations. Important factors that could cause Hospira’s actual results to be materially different from its expectations include the risks and uncertainties set forth in Hospira’s Annual Report on Form 10-K under the caption “Business—Risk Factors.” Accordingly, you should not place undue reliance on the forward-looking statements contained in this report. These forward-looking statements speak only as of the date on which the statements were made. Hospira undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 23, 2005, Hospira approved a plan for the closure of its Donegal, Ireland medical device manufacturing plant as described in the press release attached hereto as Exhibit 99.1, which is incorporated into this Item 2.05 by reference.

Hospira estimates that the plan will result in pre-tax charges to its earnings in the range of approximately $30 million to $40 million, which are predominately expected to be recorded within the next 18 months. This range cannot be narrowed at this time as the ultimate amount of charges will depend upon additional analysis and negotiations that must be conducted in Ireland.

Estimates of the total costs Hospira expects to incur for each major type of costs associated with the plan are: (i) $18 million to $26 million for employee-related costs, including performance and retention payments, one-time employee termination benefits and other employee assistance costs; (ii) $6 million to $8 million for other cash costs associated with the plan; and (iii) $6 million to $7 million in net non-cash charges, including approximately $8 million for asset impairments, partially offset by a pension curtailment benefit.

Item 2.06  Material Impairments

The disclosure included under Item 2.05 of this Form 8-K is incorporated by reference into this Item 2.06.

Item 7.01 Other Regulation FD Disclosure

In news releases that it issues from time to time announcing its results of operations or projections, Hospira uses various non-GAAP financial measures.  For example, in its press release dated August 11, 2005 reporting its second quarter results of operations, Hospira reported net income and certain income statement items on an adjusted basis, excluding certain expenses and gains as described therein. In such news releases, Hospira provides a reconciliation of such non-GAAP financial measures to their closest GAAP measures. Hospira believes that these non-GAAP financial measures are useful to both Hospira’s management and investors in their analysis of Hospira’s ongoing business and operating performance. Hospira’s management also uses this information for operational planning and decision-making purposes. In future news releases announcing its results of operations or projections, in determining its net income and certain other income statement items on an adjusted basis, Hospira intends to exclude expenses associated with the plan described in Item 2.05 above.

Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated August 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: August 23 , 2005		/s/ Brian. J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press release, dated August 23, 2005.